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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Duke Energy Field Services LLC (DEFS LLC) and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the consolidated financial statements of Phillips Gas Company included in DEFS LLC's Form 10 filed with the Securities and Exchange Commission on or about July 20, 2000.

                                            /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
July 20, 2000